Exhibit 99.1

Navidea Biopharmaceuticals Announces Changes to Board of Directors Composition

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that on September 14, 2021, at a meeting of the Board of Directors (the “Board”) of the Company that followed the Company’s 2021 Annual Meeting of Stockholders, S. Kathryn Rouan, Ph.D. retired as Chair of the Board and as a director, and Claudine Bruck, Ph.D. retired as a director, both effective immediately.

Following the retirement of Dr. Rouan as Chair, the Board appointed Alexander L. Cappello and John K. Scott, Jr., who were both existing members of the Board, as Chair of the Board and Vice Chair of the Board, respectively.

Also effective September 14, 2021, the Board appointed Mr. Cappello to the Audit Committee, and therefore the current members of the Audit Committee are Amit Bhalla (Chair), Malcolm Witter and Mr. Cappello. On the same date, the Board appointed Messrs. Cappello and Scott to the Compensation, Nominating and Governance (“CNG”) Committee and appointed Mr. Witter as Chair, and therefore, the current members of the CNG Committee are Mr. Witter (Chair), Mr. Scott and Mr. Cappello.

Jed Latkin, Navidea’s CEO said, “We thank both Kathy and Claudine for their service on the Board and the valuable insights they have provided over the years. With a combined 60 years of experience in the clinical space their contributions helped shape both the diagnostic and therapeutic direction of the Company. We wish them the best in their future endeavors.”

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contact

Navidea Biopharmaceuticals, Inc.

Jed Latkin

Chief Executive Officer

614-973-7490

jlatkin@navidea.com